SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	May 21, 2001

LARGE SCALE BIOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31275	77-0154648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Vaca Valley Parkway, Suite 1000 Vacaville, California	95688

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(707) 446-5501

Item 5: Other Events
SIGNATURE

Item 5: Other Events

      Large Scale Biology Corporation (the “Company”) has been advised that Technology Directors II, LLC (the “LLC”) has entered into a plan for selling a portion of its shares of the Company’s common stock (the “Sales Plan”). Under the Sales Plan, the LLC will sell up to an aggregate of 950,000 shares during the seven month period between May 21, 2001 and December 15, 2001, subject to weekly volume limitations and achievement of specified price points. If the specified selling conditions are satisfied, the Sales Plan provides that sales will occur on a weekly, nondiscretionary basis. The sales are intended to satisfy certain financial obligations of the LLC unrelated to the Company.

      The Sales Plan is intended to qualify under Rule 10b5-1 under the Securities and Exchange Act of 1934, which establishes certain legal benefits for persons who establish such plans. As of April 30, 2001, the LLC held approximately 3.8 million shares of the Company’s common stock. The following directors of Large Scale Biology Corporation are also managing members of the LLC: Kevin Ryan, John Maki and John J. O’Malley.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2001

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ Robert L. Erwin

Robert L. Erwin Chairman of the Board, President and Chief Executive Officer